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                                                                    EXHIBIT 4.20

                                     WARRANT

     THIS WARRANT (this "Warrant") is made as of September 26, 2001, between Weatherford International, Inc., a Delaware corporation (the "Company"), Robert
K. Moses, Jr., (the "Holder").

                                   WITNESSETH:

     WHEREAS, the Company has granted to the Holder the right to purchase stock as set forth in this Warrant;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

     1. Grant. (a) The Company hereby grants to the Holder a warrant effective on September 26, 2001 (the "Date of Grant") to purchase 60,000 shares of the Company's common stock, $1.00 par value ("Common Stock") having an exercise price equal to the closing sale price of the Common Stock on the New York Stock Exchange on September 26, 2001. The Company and the Holder agree that the Warrant shall be subject to the terms of this Warrant. The Company and the Holder further agree that this Warrant sets forth the complete terms of this Warrant as in effect on the date hereof.

     (b) Subject to Paragraph 6, the Warrant shall not be exercisable after the expiration of ten years from the date the Warrant becomes first exercisable.

     (c) Subject to the terms and conditions hereof, this Warrant provides the Holder with the right to purchase 60,000 shares of Common Stock at a price of $23.77 per share (the "Warrant Price").

     (d) Subject to earlier vesting in the event of (i) a "Change in Control" as provided in Paragraph 1(e) hereof, or (ii) in the event the Holder dies, retires or incurs a disability while serving as a director of the Company as provided for in Paragraph 6, the Warrant shall become exercisable on the fourth anniversary of the Date of Grant.

     (e) Notwithstanding the provisions of Paragraph 1(e) hereof, the Warrant shall be exercisable with respect to all of the shares subject to this Warrant upon the occurrence of a Change in Control (as defined herein). For purposes of this Warrant, a Change in Control shall mean the occurrence of one or more of the following events: (i) any "person", including a "group", as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, other than an affiliate of the Company as of the Date of Grant, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities; (ii) the consummation of a reorganization, merger or consolidation or the sale or other disposition of all

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or substantially all of the assets of the Company (a "Corporate Transaction")
and immediately after giving effect to the Corporate Transaction either (A) less than 65% of the outstanding voting securities of the Company or the entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) are then beneficially owned in the aggregate by (x) the stockholders of the Company immediately prior to such Corporate Transaction or
(y) if a record date has been set to determine the stockholders of the Company entitled to vote on such Corporate Transaction, the stockholders of the Company as of such record date, or (B) the Board of Directors, or similar governing body, of the Company or the entity resulting from the Corporate Transaction does not have as a majority of its members the persons specified in clause (iii)(A) and (B) below; (iii) if at any time the following do not constitute a majority of the Board of Directors of the Company (or any entity resulting from a Corporate Transaction): (A) persons who are directors of the Company on the Date of Grant and (B) persons who, prior to their election as a director of the Company (or any entity resulting from a Corporate Transaction if applicable), were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company; (iv) persons who are directors of the Company as of the beginning of any calendar year cease to constitute a majority of the members of the Board of Directors at any time during that calendar year; or (v) the Company transfers all or substantially all of its assets as contemplated by Delaware corporate law on a consolidated basis to another corporation or entity which is a less than a 50 percent owned subsidiary of the Company.

     (f) The Holder may exercise this Warrant by delivering to the Company a written notice stating (i) that he wishes to exercise this Warrant on the date such notice is so delivered, (ii) the number of shares of stock with respect to which this Warrant is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed, and (iv) the social security number of the Holder. In order to be effective, such written notice shall be accompanied by a payment equal to the Warrant Price multiplied by the number of shares of stock with respect to which this Warrant is to be exercised (the "Warrant Exercise Amount"). The Warrant Exercise Amount shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

     If, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Warrant Exercise Amount, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of stock for the purpose of enabling the Holder to exercise this Warrant is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of stock for such purpose, then the Holder may deliver to the Company, in payment of the Warrant Exercise Amount, (x) certificates registered in the name of the Holder that represent a number of shares of stock legally and beneficially owned by the Holder (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of such written notice that is not greater than the Warrant Exercise Amount, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of stock represented by such certificates,

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with the signature of such record holder guaranteed by a national banking association (or in lieu of such certificates, other arrangements for the transfer of such shares to the Company which are satisfactory to the Company), and (y) if the Warrant Exercise Amount exceeds such fair market value, a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of such excess. Notwithstanding the provisions of the immediately preceding sentence, the Compensation Committee of the Board of Directors (the "Committee"), in its sole discretion, may refuse to accept shares of stock in payment of the Warrant Exercise Amount and, in that event, any certificates representing shares of stock that were received by the Company with such written notice shall be returned to the Holder, together with notice by the Company to the Holder of the refusal of the Committee to accept such shares of stock. If, at the expiration of seven business days after the delivery to the Holder of such written notice from the Company, the Holder shall not have delivered to the Company a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Warrant Exercise Amount, such written notice from the Holder to the Company shall be ineffective to exercise this Warrant.

     As promptly as practicable after the receipt by the Company of (i) such written notice from the Holder and (ii) payment, in the form required by the foregoing provisions of this Paragraph 1(f) of the Warrant Exercise Amount, the Company shall cause its transfer agent to deliver to the Holder a certificate representing the number of shares of stock with respect to which this Warrant has been so exercised, such certificate to be registered in the name of the Holder. Such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to the Holder at the address specified for such purpose in such written notice from the Holder to the Company.

     2. Changes in the Company's Capital Structure. The existence of this Warrant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to the outstanding Warrant shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, this Warrant shall extend to such other securities) in such a manner as to entitle the Holder to receive, upon exercise of this Warrant, for the same aggregate cash consideration, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised

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this Warrant in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining stockholders to be affected by such adjustment; and (b) the number and class of shares then reserved for issuance under this Warrant (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to the Holder in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

     If the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) in an amount per share of Common Stock equal to $1.00 per share of Common Stock (as the same may be adjusted from time to time by the Board of Directors of the Company to reflect the effect of changes in capitalization) and
(b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph, but including stock or other securities of any corporation or other entity owned by the Company), then in each case the Warrant Price shall be adjusted by reducing the Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by any holder of this Warrant) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Warrant Price be less than the par value of a share of Common Stock. In the event such adjustment would result in the Warrant Price being less than the par value of a share of Common Stock but for the foregoing proviso, the terms of this Warrant shall be appropriately adjusted so as to maintain the economic value of this Warrant, including through an adjustment to the number of shares of Common Stock subject to the Warrant and through a provision allowing the holder of this Warrant to receive the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock for each share of Common Stock that may be purchased on the exercise of this Warrant. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. In addition, in the event the Company distributes shares or other securities of a subsidiary corporation or other entity to the holders of the Common Stock, the Board of Directors may, in lieu of the adjustment provided above, make provision allowing the holder of this Warrant to receive the shares or securities of the corporation or entity that are subject to the distribution. Comparable adjustments shall be made in the event of successive distributions of the character described above.

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     If the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Fair Market Value (a "Put Right") or the Company shall grant to all of its holders of its shares of Common Stock the right to acquire shares of Common Stock for less than the Fair Market Value (a "Purchase Right") then, in the case of a Put Right, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the Fair Market Value for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which could be purchased at the Fair Market Value for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to this Warrant shall be increased by multiplying the number of shares then subject to this Warrant by a fraction which is the inverse of the fraction used to adjust the Warrant Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Warrant Price and number of shares subject to this Warrant shall be appropriately readjusted to reflect the Warrant Price and number of shares subject to this Warrant which would have been in effect if such unexercised Put Rights or Purchase Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

     In the event of a merger of one or more corporations or entities with or into the Company in which the Company is not the sole survivor or there is an exchange, conversion or modification to the ownership of the then outstanding shares of Common Stock of the Company, a consolidation of the Company and any one or more corporations or entities, a statutory share or interest exchange in which all of the Common Stock is acquired or any other similar business combination with respect to the Company in which the Common Stock is acquired by a third party, the Holder, at no additional cost, shall be entitled to receive, upon any exercise of this Warrant, in lieu of the number of shares as to which this Warrant shall then represent the right to purchase, the number and class of shares of stock or other securities, assets or other property, including cash, to which the Holder would have been entitled to receive or continue to hold pursuant to the terms of the agreement of merger, consolidation, share or interest exchange or other similar transaction if at the time of such merger, consolidation, share or interest exchange the Holder had been a holder of a number of shares of Common Stock equal to the number of shares as to which this Warrant shall then represent the right to purchase. Comparable rights shall accrue to the Holder in the event of successive mergers, consolidations, share or interest exchanges or other transactions of the character described above.

     If a corporate transaction described in Section 424(a) of the Code which involves the Company is to take place and there is to be no surviving corporation while this Warrant remains

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in whole or in part unexercised, it shall be cancelled by the Board of Directors of the Company as of the effective date of any such corporate transaction but before such date the Holder shall be provided with a notice of such cancellation and the Holder shall have the right to exercise this Warrant in full (without regard to any limitations on exercise set forth in or imposed by this Warrant) to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

     For purposes of this Paragraph 2, Fair Market Value per share of Common Stock shall mean the closing price of a share of Common Stock as reported by the principal national securities exchange on which the Common Stock is then listed if the Common Stock is then listed on a national securities exchange, or the average bid and asked prices of a share of Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System (or successor system) if the Common Stock is not then listed on a national securities exchange, on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

     Except as otherwise expressly provided in this Warrant, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Warrant.

     3. Exercise of this Warrant. This Warrant may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof in the manner and subject to the limitations provided for in Paragraph 1 hereof.

     4. Assignment. This Warrant may be transferred or assigned in any manner by the Holder.

     5. Requirement of Law. In the event the shares issuable on exercise of this Warrant are not registered under the Securities Act of 1933, Weatherford may imprint on the certificate for such shares the following legend or any other legend which counsel for Weatherford considers necessary or advisable to comply with Securities Act of 1933:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

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     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of this Warrant or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     6. Termination. This Warrant, to the extent it shall not previously have been exercised, shall terminate as follows:

     (a) If the Holder ceases to serve on the Board of Directors prior to the fourth anniversary of the Date of Grant, for any reason, with or without cause, other than for death, retirement under the then-established rules of the Board of Directors, or severance for disability, this Warrant shall terminate and be immediately forfeited. If the Holder ceases to serve on the Board of Directors for any reason, with or without cause, other than for death, retirement under the then-established rules of the Board of Directors, or severance for disability on or after the fourth anniversary of the Date of Grant, this Warrant shall continue in effect until the date this Warrant is otherwise due to expire in accordance with Paragraph 1 hereof.

     (b) If the Holder dies prior to the fourth anniversary of the Date of Grant, this Warrant shall be immediately exercisable and shall continue in effect until ten years following the date of his death. If the Holder dies on or after the fourth anniversary of the Date of Grant, this Warrant shall continue in effect until the date this Warrant is otherwise due to expire in accordance with Paragraph 1 hereof. After the death of the Holder, his executors, administrators or any persons to whom this Warrant may be transferred by will or by the laws of descent and distribution or otherwise assigned shall have the right, at any time prior to this Warrant's expiration to exercise it.

     (c) If the Holder retires in good standing from the Board of Directors under the then-established rules of the Board of Directors prior to the fourth anniversary of the Date of Grant, the Holder shall become entitled to exercise that portion of this Warrant determined by multiplying the number of shares of Common Stock subject to this Warrant by a fraction, the numerator of which is his total whole years of service as a director of the Company since the Date of Grant and the denominator of which is four. To the extent that this Warrant is exercisable under the preceding sentence, this Warrant shall be exercisable until ten years following the date of the Holder's retirement in accordance with this Paragraph 6(c), and the remainder of this Warrant shall terminate immediately. If the Holder retires in good standing from the Board of Directors of the Company under the then-established rules of the Board of Directors on or after the fourth anniversary of the Date of Grant, this Warrant shall continue until the date this Warrant is otherwise due to expire in accordance with Paragraph 1 hereof.

     (d) If the Holder ceases to be a director of the Company due to disability prior to the fourth anniversary of the Date of Grant, this Warrant shall be immediately exercisable and shall continue in effect until ten years following the date the Holder ceased to be a director of the Company due to a disability. If the Holder ceases to be a director of the Company due to disability on or after the fourth anniversary of the Date of Grant, this Warrant shall continue in effect until the date this Warrant is otherwise due to expire in accordance with Paragraph 1 hereof.

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     7. Amendment. This Warrant may not be changed, amended or modified except by an agreement in writing signed on behalf of each of the parties hereto.

     8. No Rights as a Stockholder. The Holder shall not have any rights as a stockholder with respect to any shares of Common Stock issuable upon the exercise of this Warrant until the date of issuance of the stock certificate or certificates representing such shares following the Holder's exercise of this Warrant pursuant to its terms and conditions and payment for such shares. Except as otherwise provided in this Warrant, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of issuance of the stock certificate or certificates representing such shares following the Holder's exercise of this Warrant.

     9. Governing Law. The validity, construction and performance of this Warrant shall be governed by the laws of the State of Delaware. Any invalidity of any provision of this Warrant shall not affect the validity of any other provision.

     10. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its principal executive office at 515 Post Oak Blvd., Suite 600, Houston, Texas 77027, and any notice mailed to the Holder shall be addressed to the Holder's residence address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.

     11. Retention Obligation. The granting of this Warrant shall not impose upon the Company any obligation to continue to have the Holder serve on the Board of Directors of the Company; and the right of the Board of Directors to remove the Holder as a director of the Company shall not be diminished or affected by reason of the grant of this Warrant to the Holder pursuant to this Warrant.

     12. Binding Effect. This Warrant shall, except as otherwise provided to the contrary in this Warrant, inure to the benefit of and bind the successors and assigns of the Company. This Warrant shall, except as otherwise provided to the contrary in this Warrant, inure to the benefit of and bind the heirs, executors, administrators, legal representatives and assigns of the Holder.

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     IN WITNESS WHEREOF, this Warrant has been duly executed and delivered as of the day and year first above mentioned.

                                       WEATHERFORD INTERNATIONAL, INC.


                                       By:
                                           -------------------------------------
                                           Jon Nicholson



                                           -------------------------------------
                                           Robert K. Moses, Jr.

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